Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 7, 2025, with respect to the consolidated financial statements of Great Future Technology Inc. as of and for the years ended June 30, 2025 and 2024 in this Registration Statement on Form F-4 and the related Prospectus of Great Future Technology Inc. filed with the Securities and Exchange Commission.

Singapore
December 29, 2025